Exhibit 99.1

Jan 13 - 2014

To: Dr. Joel Berry - CEO GEI Global Energy Corp.

Without prejudice;

Dr. Berry;

Effective immediately I am resigning a president, director, and all positions held with GEI Global Energy Corp.

Matt Reams - President and Director of GEI Global Enery Corp.

/s/ Matt Reams